CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

January 30, 2017

Date of Report

(Date of Earliest Event Reported)

INTREorg Systems, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-53262	45-0526215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 E. Southlake Blvd., Suite 120-366

Southlake, TX 76092

(Address of principal executive offices (zip code))

817-491-8611

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Direcotrs; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 27, 2017, Michael Farmer resigned from his position as Chairman of Board of our board of directors and from all committees of our board of directors. Mr. Farmer’s resignation is not due to any disagreements with us on any of our operations, policies or practices. Mr. Farmers resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Thomas Lindholm and Mr. Redgie Green remain as Directors on IntreOrg Systems’ Board.

As a result of the Mr. Farmer’s resignation, our directors have determined to replace the open director position.

Item 9.01 Exhibits

(d) Exhibits

The following is a completed list of exhibits as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K

Exhibit No.	Description
99.1	Michael Farmer Resignation Letter dated January 27, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREORG SYSTEMS, INC.
Date: January 30, 2017	By:	/s/ Thomas E. Lindholm
Thomas E. Lindholm, Executive Director

Item 9.01 Exhibits

Exhibit No.	Description
99.1	Michael Farmer Resignation Letter dated January 27, 2017